SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

The Goldman Sachs Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-4019460

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

85 Broad Street, New York, New York	10004

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

GS ConnectTM S&P GSCITM Enhanced Commodity Total Return Strategy Index ETN - Index-Linked Notes due 2037 (Linked to the S&P GSCITM Enhanced Commodity Total Return Strategy Index)	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

Securities Act registration statement file number to which this form relates:  333-130074  (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

        The material set forth in (i) the section captioned “Description of Debt Securities We May Offer” in the registrant’s Prospectus, dated December 5, 2006 (the “Base Prospectus”), which relates to the registrant’s registration statement on Form S-3 (No. 333-130074), filed with the Securities and Exchange Commission on December 2, 2005, (ii) the section captioned “Description of Notes We May Offer” in the registrant’s Prospectus Supplement, dated December 5, 2006 (the “MTN, Series B Prospectus Supplement”), to the Base Prospectus, (iii) the Prospectus Supplement No. 631, dated May 3, 2007 (the “Prospectus Supplement No. 631”), to the Base Prospectus and the MTN, Series B Prospectus Supplement, (iv) the Amendment No. 1 to the Prospectus Supplement No. 631, dated May 31, 2007 (the “Amendment No. 1 to the Prospectus Supplement No. 631”), to the Base Prospectus and the MTN, Series B Prospectus Supplement, (v) the Amendment No. 2 to the Prospectus Supplement No. 631, dated July 26, 2007 (the “Amendment No. 2 to the Prospectus Supplement No. 631”), to the Base Prospectus and the MTN, Series B Prospectus Supplement, (vi) the Amendment No. 3 to the Prospectus Supplement No. 631, dated July 27, 2007 (the “Amendment No. 3 to the Prospectus Supplement No. 631”), to the Base Prospectus and the MTN, Series B Prospectus Supplement, (vii) the Amendment No. 4 to the Prospectus Supplement No. 631, dated October 30, 2007 (the “Amendment No. 4 to the Prospectus Supplement No. 631”), to the Base Prospectus and the MTN, Series B Prospectus Supplement, (viii) the Prospectus Addendum, dated December 10, 2007 (the “Prospectus Addendum”), to the Base Prospectus and the MTN, Series B Prospectus Supplement and (ix) the Amendment No. 5 to the Prospectus Supplement No. 631, dated December 12, 2007 (the “Amendment No. 5 to the Prospectus Supplement No. 631”), to the Base Prospectus and the MTN, Series B Prospectus Supplement are each incorporated herein by reference. The outstanding principal amount of the securities registered hereby may be increased from time to time in the future due to further issuances of securities having substantially the same terms. If any such additional securities are issued, a prospectus supplement relating to them will be filed with the Securities and Exchange Commission and will be incorporated herein by reference. The securities registered hereby are, and any additional securities registered hereby in the future will be, all part of a single series as described in the documents referenced above.

Item 2. Exhibits.

1.	Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York, as trustee, incorporated herein by reference to Exhibit 6 to the registrant’s registration statement on Form 8-A (No. 001-14965) filed on June 29, 1999.

2.	Form of certificate representing the Index-Linked Notes due 2037 (Linked to the S&P GSCITM Enhanced Commodity Total Return Strategy Index), incorporated herein by reference to the exhibit 99.2 to the registrant’s Registration Statement on Form 8-A filed on June 26, 2007.

3.	The Prospectus Supplement No. 631, incorporated herein by reference to the registrant’s filing pursuant to Rule 424(b) filed on May 7, 2007.

4.	The Amendment No. 1 to the Prospectus Supplement No. 631, incorporated herein by reference to the registrant’s filing pursuant to Rule 424(b) filed on June 4, 2007.

5.	The Amendment No. 2 to the Prospectus Supplement No. 631, incorporated herein by reference to the registrant’s filing pursuant to Rule 424(b) filed on July 26, 2007.

6.	The Amendment No. 3 to the Prospectus Supplement No. 631, incorporated herein by reference to the registrant’s filing pursuant to Rule 424(b) filed on July 31, 2007.

7.	The Amendment No. 4 to the Prospectus Supplement No. 631, incorporated herein by reference to the registrant’s filing pursuant to Rule 424(b) filed on November 1, 2007.

8.	The Prospectus Addendum, incorporated herein by reference to the registrant’s filing pursuant to Rule 424(b) filed on December 10, 2007.

9.	The Amendment No. 5 to the Prospectus Supplement No. 631, incorporated herein by reference to the registrant’s filing pursuant to Rule 424(b) filed on December 12, 2007.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 17, 2007		THE GOLDMAN SACHS GROUP, INC.

	By:	/s/ WING YEE VERONICA FOO
	Name:	Wing Yee Veronica Foo
	Title:	Authorized Person